Exhibit 32.2
------------



                   CERTIFICATION PURSUANT TO SECTION 906
                     OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Landauer, Inc. (the "Company") on Form 10-Q for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathon M. Singer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

      i.    The Report fully complies with the requirements of
            section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      ii. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Landauer, Inc. and will be retained by Landauer, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                    /s/ Jonathon M. Singer
                                    ---------------------------------
                                    Jonathon M. Singer
                                    Chief Financial Officer



February 8, 2007